UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 _________

                                  FORM 8-K

                               Current Report
                                Pursuant to
                            Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 29, 1999
                                 _________

                      ALLMERICA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)



       Delaware                     1-13754                   04-3263626
(State or other jurisdic-    (Commission File Number)    (I.R.S. EmployerI.D.
  tion of Incorporation)                                        Number)

                                  ___________


               440 Lincoln Street, Worcester, Massachusetts 01653
                    (Address of Principal Executive Offices)
                                  (Zip Code)

                               (508) 855-1000
             (Registrant's Telephone Number including area code)



                              Page 1 of 9 pages

Item 5.  Other Events.

On July 29, 1999, Allmerica Financial Corporation announced its financial results for second quarter 1999 and its intent to exit its group life and health insurance business. A copy of the press release is attached as
Exhibit 99 and is incorporated by reference herein.


CAUTIONARY STATEMENT FOR THE PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward-Looking Statements

The Company wishes to caution readers that the following important factors, among others, in some cases have affected and in the future could affect, the Company's actual results and could cause the Company's actual results for 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. When used in the attached press release, words such as "believes", "anticipated", "expects" and similar expressions are intended to identify forward looking statements. See "Important Factors Regarding Forward-Looking Statements" filed as Exhibit 99-2 to the Company's Annual Report on Form 10-K for the period ended December 31, 1998.

Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities:
adverse catastrophe experience and severe weather; (ii) adverse loss development for events the Company insured in prior years or adverse trends in mortality and morbidity; (iii) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (iv) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates, limitations on the ability to manage care and utilization, and tax treatment of insurance and annuity products;
(v) changes in interest rates causing a reduction of investment income or in the market value of interest rate sensitive investments; (vi) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (vii) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (viii) loss or retirement of key executives; (ix) increases in medical costs, including increases in utilization, costs of medical services, pharmaceuticals, durable medical equipment and other covered items; (x) termination of provider contracts or renegotiations at less cost-effective rates or terms of payment; (xi) changes in the Company's liquidity due to changes in asset and liability matching;
(xii)restrictions on insurance underwriting, based on genetic testing and other criteria; (xiii) adverse changes in the ratings obtained from independent rating agencies, such as Moody's, Standard and Poor's, A.M. Best, and Duff & Phelps; (xiv) lower appreciation on and decline in value of managed investments, resulting in reduced variable products, assets and related fees; (xv) possible claims relating to sales practices for insurance products; (xvi) uncertainty related to the Year 2000 issue; (xvii) failure of a reinsurer of the Company's policies to pay its liabilities under reinsurance contracts; (xviii) earlier than expected withdrawals from the Company's general account annuities, GICs, and other insurance products;
and (xix) changes in the mix of assets comprising the Company's investment portfolio and the fluctuation of the market value of such assets.






Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated July 29, 1999, announcing Allmerica Financial Corporation second quarter 1999 financial results and its intent to exit its group life and health insurance business.

SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALLMERICA FINANCIAL
                                  CORPORATION


                                  By: [S] Edward J. Parry III
                                     -------------------------------
                                     Edward J. Parry III
                                     Vice President, Chief Financial
                                     Officer, and Treasurer


Date:  July 30, 1999

Exhibit Index

Exhibit 99 Press Release dated July 29, 1999, announcing Allmerica Financial Corporation second quarter 1999 financial results and its intent to exit its group life and health insurance business.

EXHIBIT 99

ALLMERICA FINANCIAL CORPORATION REPORTS
SECOND QUARTER OPERATING EARNINGS OF $1.32 PER SHARE

Announces Intent to Exit Group Life and Health Insurance Business


WORCESTER, Mass., July 29, 1999 - Allmerica Financial Corporation
(NYSE: AFC) today reported record second quarter earnings. The company also announced its intention to exit the group life and health insurance business, focusing instead on the profitable growth of its asset accumulation and property and casualty businesses.

Second quarter highlights:

Net operating income per share from continuing operations increased 45.1 percent to $1.32 per share, or $73.0 million, from $0.91 per share or $54.7 million in 1998. Net operating income from continuing operations excludes net realized investment gains and losses and other non-recurring gains and charges, net of taxes.


Annualized return on realized equity for the six months ended June 30, 1999 was 11.0%, up from 9.6% for 1998.

Asset Accumulation pre-tax operating earnings were $54.5 million, up 8.1 percent from $50.4 million for the same period in 1998.

Risk Management pre-tax operating earnings were $55.3 million, up 58.5 percent from the $34.9 million reported in the second quarter of 1998.

Loss from discontinued operations was $6.6 million in the second quarter of 1999 versus a $1.1 million profit in 1998.

Net income was $60.2 million, or $1.09 per share, compared to $60.3 million, or $1.00 per share in 1998. In the quarter, net realized investment losses, net of taxes, minority interest and amortization, were $6.2 million versus net realized investment gains of $4.5 million in 1998.

"We are pleased with our record second quarter results and our significant progress on our return on equity," said John F. O'Brien, president and chief executive officer of Allmerica Financial Corporation. "Continued growth in separate account assets and a continued expansion of funding agreement sales enabled our Asset Accumulation segment to produce higher earnings for the
quarter.   The return to a more normal level of catastrophes in the quarter enabled our Risk Management segment to demonstrate the earnings power of our Property Casualty operations, turning in a strong performance in the second quarter. These factors, plus the success of our capital management initiatives, boosted our annualized return on realized equity to 11.0% for the first six months of 1999, representing a significant improvement over 1998."

Allmerica's decision to exit the group life and health business follows an intensive review of the Company's Risk Management operation. As a result of the analysis, management concluded that exiting the business would better position the Company to focus its resources and capitalize upon its market strengths and opportunities.

"While the business has been restored to higher levels of profitability, we believe the decision to re-allocate capital to our core businesses better positions us for profitable growth and to deliver greater shareholder value," O'Brien said.

Segment Results

Allmerica Financial operates in two primary businesses: Asset Accumulation and Risk Management. The Asset Accumulation business markets insurance and retirement savings products and services to individual and institutional clients through Allmerica Financial Services, and investment management services to institutions, pension funds, and other organizations through
Allmerica Asset Management, Inc.   Risk Management markets property and
casualty insurance products on a regional basis through The Hanover Insurance Company and Citizens Insurance Company of America, with additional distribution channels in Voluntary Benefits and Specialty Products.

Asset Accumulation

Second quarter pre-tax operating earnings for the Asset Accumulation business increased 8.1 percent to $54.5 million from $50.4 million in 1998.

Allmerica Financial Services' pre-tax operating earnings increased to $47.7 million in the quarter, up from $44.2 million in the second quarter of 1998.

Allmerica Asset Management's pre-tax operating earnings were $6.8 million, up 9.7 percent from $6.2 million in the second quarter in 1998.

Asset Accumulation highlights:

Variable product fees of $71.5 million were up 30.5 percent over the second quarter of 1998. Increased fees are related to variable product asset growth resulting from sales and stock market appreciation.

Variable product assets grew to $15.6 billion at the close of the quarter, from $13.7 billion at year-end 1998, an increase of 14.1%.

Variable annuity sales were $765.6 million in the second quarter of 1999, an increase of 7.1% over sales in the first quarter of 1999. Sales were down compared to the second quarter of 1998 which represented the highest quarter of sales achieved by the company.

Individual variable life insurance sales were up 12.9 percent, to $43.8 million in the quarter.

Allmerica Asset Management's operating earnings benefited from the continued expansion of funding agreement sales. Sales of funding agreements for the first six months of 1999 totaled $952.5 million, compared with $700.3 million for the same period in 1998.

Risk Management

Risk Management pre-tax operating earnings were $55.3 million, compared to $34.9 million for the second quarter of 1998.

Property and Casualty highlights:

Property and casualty operations increased profitability in the second quarter reflected the return to a more normal level of catastrophe loss activity.

Pre-tax catastrophe losses were $9.2 million in the quarter, down from $43.8 million in the comparable period in 1998.

Direct written premiums were $550.7 million and $535.2 million for the second quarters of 1999 and 1998, respectively, an increase of 2.9%.

The statutory expense ratio was 28.7 percent in the quarter, compared to
28.7 percent for the second quarter of last year and 28.5 percent for the full year in 1998.

Corporate

Corporate segment net expenses were $13.5 million in the second quarter of 1999, compared to $12.7 million in the second quarter of 1998.

Investment Results

Net investment income was $158.2 million for the second quarter of 1999, compared to $149.3 million in the same period in 1998. This increase was principally due to the continued expansion of funding agreement sales, and higher portfolio yields.

Balance Sheet

Shareholders' equity was $2.25 billion, or $41.49 per share at June 30, 1999, compared to $2.46 billion, or $41.95 per share at December 31, 1998. Excluding the impact of SFAS No. 115, book value was $41.45 per share at the close of the second quarter, compared to $38.87 per share at December 31, 1998.

Total assets were $29.8 billion at June 30, 1999, up from $27.6 billion at year-end 1998. Separate account assets increased to $15.6 billion at June 30, 1999, up from $13.7 billion at December 31, 1998.

Discontinued Operations

During the second quarter, the company approved a plan to exit its group lifeand health insurance business, consisting of its Employee Benefit Services ("EBS") business and its reinsurance pool business. The company is pursuing a sale of the EBS business and ceased writing new reinsurance pool business during the third quarter of 1998. These businesses comprised substantially all of the Corporate Risk Management Services segment. Accordingly, the operating results of these businesses have been reported in the consolidated statements of income as discontinued operations. Loss from discontinued operations was $6.6 million in the second quarter of 1999 versus a profit of $1.1 million in 1998.

Additional Items

Allmerica Financial announced that it has reached an agreement to purchase Advantage Insurance Network, Inc. (AIN), a Los Angeles based independent marketing organization which creates selling relationships for its affiliated insurance agencies with a limited number of life insurers, each of which offers a distinct product and service specialty. AIN makes these products available to insurance agents in the network, and also provides them with administrative support, enabling agents to focus more time on needs analysis, sales and service.

AIN has affiliated life insurance agencies based in 22 major markets across the country, representing over 5,000 insurance agents. The acquisition further expands Allmerica's distribution capability and supports the company's strategic initiative to increase the sale of variable life insurance.

In the second quarter of 1999, Allmerica Financial repurchased approximately 2.2 million shares of its common stock for an aggregate cost of approximately $129 million pursuant to the $200 million common stock repurchase program announced on March 23, 1999.

Interim information is unaudited.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.


CONTACTS:           Investors                 Media
                    Henry P. St. Cyr          Michael F. Buckley
                    (508) 855-2959            (508) 855-3099

AF- 11
07/29/99

ALLMERICA FINANCIAL CORPORATION

(In millions, except per share data)


                                                      Quarter ended
                                                         June 30
                                                      1999      1998
Net income                                            $60.2     $60.3

Net income per share                                  $1.09     $1.00

Weighted average shares                                55.1      60.5

The following is a reconciliation from net operating income to net income per share:

                                                      Quarter ended
PER SHARE DATA (DILUTED)                                 June 30
                                                      1999       1998
Net operating income(1)                               $ 1.32     $0.91
Net realized investment (losses) gains,  net of
taxes, minority interest and amortization             $(0.11)    $0.07
(Loss) income from discontinued operations,
  net of taxes                                        $(0.12)    $0.02
                                                      -------    -----
Net income(2)                                         $ 1.09     $1.00
                                                      =======    =====

(1) Net operating income excludes net realized investment gains and losses and other items which management believes are not indicative of overall operating trends, net of taxes and minority interest.

(2) Basic net income per share is $1.10 for the quarter ended June 30, 1999 and $3.83 and $2.12 for the six months ended June 30, 1999 and 1998, respectively. For the quarter ended June 30, 1998, basic and diluted net income are the same.

All figures reported are unaudited and are in accordance with generally accepted accounting principles.